Exhibit 31.2
CERTIFICATION
I, Wayne M. Coll, Vice President and Chief Financial Officer, certify that:
     1. I have reviewed this Amendment No. 1 to Form 10-K/A of National Dentex Corporation; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Wayne M. Coll
Wayne M. Coll
Vice President & Chief Financial Officer

April 30, 2010